UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 13, 2019, Eagle Pharmaceuticals, Inc., or the Company, issued a press release announcing that on December 13, 2019, or the Effective Date, the Company entered into a settlement agreement with Eli Lilly and Company relating to the Company’s product PEMFEXY™ (pemetrexed for injection), a branded alternative to ALIMTA®. The settlement agreement provides for a release of all claims by the parties and allows for an initial entry of PEMFEXY into the market (equivalent to approximately a three week supply of current ALIMTA utilization) on February 1, 2022 and a subsequent uncapped entry on April 1, 2022. The Company intends to file the information required by Item 1.01 of Form 8-K in a separate Current Report on Form 8-K within four business days of the Effective Date.

A copy of the full text of the press release referenced above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 13, 2019

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: December 16, 2019
	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer